Exhibit 99.1

FOR IMMEDIATE RELEASE

Summary:             Mercantile Bankshares Corporation Announces

Quarterly Cash Dividend

BALTIMORE, MARYLAND, September 13, 2005 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.38 per share on the common stock, payable September 30, 2005, to stockholders of record as of September 23, 2005.

Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of more than 235 offices and more than 250 ATMs.  The Investment & Wealth Management division has assets in excess of $48 billion, with management responsibility for more than $21 billion.  Additional information is available at www.mercantile.com.

 Contact:

 David E. Borowy

 Investor Relations

 410-347-8361

 david.borowy@mercantile.net